SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2013

HOME PROPERTIES, INC.
(Exact name of Registrant as specified in its Charter)

MARYLAND	1-13136	16-1455126
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

850 Clinton Square, Rochester, New York 14604
 (Address of principal executive offices and internet site)

(585) 546-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 20, 2013, Home Properties L.P. and Home Properties, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Edward J. Pettinella, the Company’s President and Chief Executive Officer.  This Agreement is effective January 1, 2014.  Mr. Pettinella’s current Employment Agreement by its terms expires on December 31, 2013.  The new Agreement provides that Mr. Pettinella will continue to serve as President and Chief Executive Officer of the Company until December 31, 2016.  It specifies a minimum base salary of $550,000 but does not specify a fixed incentive compensation or the level of stock option grants and restricted stock awards, each of which are in the discretion of the Compensation Committee of the Board of Directors.  The Agreement specifies payments to be made to Mr. Pettinella in the event of a termination of the Agreement prior to its expiration date and in the event of a change of control involving the Company.  It also includes non-compete provisions.

A copy of the Employment Agreement is attached as an exhibit.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

a. Exhibits

Exhibit 10.1	Employment Agreement dated December 20, 2013 among Home Properties, L.P., Home Properties, Inc. and Edward J. Pettinella

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:           December 23, 2013                                         HOME PROPERTIES, INC.
     (Registrant)

By           /s/ David P. Gardner
David P. Gardner, Executive Vice President
and Chief Financial Officer